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                                                                    EXHIBIT 10.7

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                OPTION AGREEMENT

         This Option Agreement (the "Option Agreement") dated the 31st day of July 2001 (the "Effective Date") is by and between Becton, Dickinson and Company, a corporation organized and existing under the laws of New Jersey and having a place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417 ("BD") and TriPath Imaging, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 780 Plantation Drive, Burlington, North Carolina 27215 ("TriPath").

                                  INTRODUCTION

         1. BD has a license (with a right to exercise an option on TriPath's behalf) to use certain software developed and/or otherwise possessed by [*****] (the "Software") by means of a certain License Agreement dated July 31, 2001, a copy of which is attached hereto as Exhibit A (the "Software License Agreement"); and

         2. TriPath desires to retain a right to instruct BD to exercise its option for TriPath to obtain a license from [*****] to use the Software on substantially the same terms and conditions as the Software License Agreement.

         NOW, THEREFORE, BD and TriPath agree as follows:

                                    Article I
                                      Grant

         1.1 BD hereby grants to TriPath an exclusive right for a period extending from the Effective Date until the date one year following the Effective Date (the "Option Period"), to notify BD of TriPath's desire to have BD exercise its option in accordance with the Software License Agreement.
         1.2 During the Option Period, BD shall not exercise its option under the Software License Agreement without TriPath's written direction to do so.

                                   Article II
                                  Consideration

         2.1 In consideration for the exclusive right set forth in Section 1.1, TriPath shall pay to BD a [*****] , by wire transfer on the Effective Date to an account to be identified by BD.

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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.
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         2.2      If TriPath does direct BD (in writing) to exercise the option under the Software License Agreement, then TriPath shall pay to BD [*****] within five (5) business days of providing such direction.

                                   Article III
                               Exercise of Option

         3.1 At any time during the term of the Option Period, TriPath may direct BD to exercise its option under the Software License Agreement by providing to BD written notice of such direction.
         3.2 Promptly following such written notice, BD shall exercise its option in accordance with the terms of the Software License Agreement.
         3.3 If TriPath at any time during the Option Period provides written notice to BD that TriPath will not direct BD to exercise its option under the Software License Agreement, then this Option Agreement shall terminate as of the date of mailing of such written notice.

                                   Article IV
               BD Obligations Under the Software License Agreement

         BD shall pay the entire amount of the Licensed Software License Fees defined in Section 3.2 of the Software License Agreement in accordance with the terms thereof.

                                    Article V
                              Term and Termination

         5.1 This Option Agreement shall continue in full force and effect from the Effective Date, and unless terminated earlier by mutual written agreement of the parties, shall expire on the later of:
                  (a)      the expiration of the Option Period; or
                  (b) if TriPath has directed BD to exercise its option in accordance with Section 3.1, the exercise of the option by BD.
         5.2 Prior to expiration of this Option Agreement, TriPath may terminate this Option Agreement by providing written notice to BD that TriPath will not direct BD to exercise its option under the Software License Agreement.
         5.3 The terms and conditions of Articles IV, VI, VII, VIII and IX shall survive any termination of this Option Agreement.

                                   Article VI
                         Representations and Warranties

         6.1      BD represents and warrants that it:
                  (a)      is a licensee under the Software License Agreement;
                  (b) has the right to grant to TriPath the rights granted herein;

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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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                  (c)      is under no obligation to any third party which would
                           interfere with the representations, warranties and/or obligations of BD under this Option Agreement;
                  (d) has the necessary authority to enter into this Option Agreement and be bound by the terms and conditions hereof; and
                  (e) will use its best efforts not to breach any of its obligations under the Software License Agreement.

         6.2 TriPath represents and warrants that it has the necessary authority to enter into this Option Agreement and be bound by the terms and conditions hereof.
         6.3 Except as expressly set forth in this Option Agreement, the parties MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.

                                   Article VII
                              Public Announcements

         Any announcements or similar publicity with respect to the execution of this Option Agreement shall be agreed upon between the parties hereto in advance of such announcement as set forth herein. Either party may make such public announcements with respect hereto. Each party agrees to provide to the other party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each party shall provide the other with an advance copy of any public announcement at least five (5) business days prior to the scheduled disclosure. Each party shall have the right to expeditiously review and recommend changes to any announcement regarding this Option Agreement or the subject matter of this Option Agreement, provided that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed. Except as otherwise required by law, the party whose public announcement has been reviewed shall remove or revise any information the reviewing party reasonably deems to be inappropriate for disclosure.


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                                  Article VIII
                                     Notices

         Notices to BD shall be addressed to:

              Becton Dickinson and Company
              1 Becton Drive
              Franklin Lakes, New Jersey 07417
              Attn: Senior Vice President, Technology, Strategy and Development Telecopy No.: 1-201-847-5361

with a copy to:

              Becton, Dickinson and Company
              1 Becton Drive
              Franklin Lakes, New Jersey 07417
              Attn: Vice President and Chief Intellectual Property Counsel Telecopy No.: 1-201-848-9228

         Notices to TriPath shall be addressed to:

              TriPath Imaging, Inc.
              780 Plantation Drive
              Burlington, North Carolina 27215
              Attn:  Paul Sohmer, M.D.

         with a copy to:

              Palmer & Dodge LLP
              One Beacon Street
              Boston, Massachusetts 02108
              Attention:  Steven N. Farber, Esq.
              Telecopy No.: 1-617-227-4420

         Either party may change its address by giving notice to the other party in the manner herein provided. Any notice required or provided for by the terms of this Option Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the party receiving the same.


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                                   Article IX
                                  Miscellaneous

         9.1 This Option Agreement shall be construed and the respective rights of the parties hereto determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.
         9.2 Neither BD nor TriPath may assign this Option Agreement in whole or in part without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Option Agreement in whole or in part without the consent of the other party in the event of a Change of Control. For the purposes of this Section 9.2, "Change of Control" shall mean (a) a merger, consolidation or other transaction or series of related transactions as a result of which persons who were shareholders of a party immediately prior thereto would not immediately thereafter beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) at least fifty percent (50%) of the combined voting power of such party or the surviving entity immediately after such transaction; or (b) any one person or group, as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any trustee or other fiduciary holding securities under an employee benefit plan of such Party), together with any of such person's "affiliates" or "associates", as such terms are used in the Exchange Act, becoming the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the outstanding securities of such party, or (c) any sale of all or substantially all of the assets of such party relating to the subject matter of this Option Agreement, in one or a series of related transactions.
         9.3 This Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Option Agreement shall be made in writing signed by both parties hereto.
         9.4 No failure or omission by the parties hereto in the performance of any obligation of this Option Agreement shall be deemed a breach of this Option Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued after the Effective Date by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.


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         9.5      It is understood and agreed that the relationship between the parties hereunder is that of independent contractors and that nothing in this Option Agreement shall be construed as authorization for either BD or TriPath to act as agent for the other. 9.6 This Agreement has been prepared jointly and shall not be strictly construed against either party.

         9.6 This Agreement has been prepared jointly and shall not be strictly construed against either party.

         9.7 The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.
         9.8 No failure on the part of BD or TriPath to exercise, and no delay in exercising, any right, power, remedy or privilege under this Option Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Option Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.
         9.9 If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
         9.10 This Option Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.
         9.11 In no event shall TriPath or BD be liable to the other for any special, consequential, indirect or incidental damages or losses arising out of or in connection with this Option Agreement, the Software License Agreement or any license agreement that TriPath may enter with [*****] as a result of BD's exercise of its option under the Software License Agreement, including without limitation, loss of profits or revenues, whether such claim is based upon breach of contract, breach of warranty, negligence, strict liability in tort or any other theory of relief or whether or not TriPath or BD is informed in advance of the possibility of such damages or losses.

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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first set forth above.

                           BECTON, DICKINSON AND COMPANY


                           By:    /s/ Vincent A. Forlenza
                                  -----------------------------------------
                           Name:  Vincent A. Forlenza
                           Title: Sr. Vice President - Technology, Strategy
                                  and Development

                           TRIPATH IMAGING, INC.


                           By:    /s/ Paul R. Sohmer, M.D.
                                  -----------------------------------------
                           Name:  Paul R. Sohmer, M.D.
                           Title: President and Chief Executive Officer


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                                   EXHIBIT A

                           SOFTWARE LICENCE AGREEMENT

                                    [*****]

Confidential Materials filed separately with the Securities Exchange Commission. Asterisks denote such omission.